UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                Form 8-K





TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       May 28, 2002
                                                  --------------------


Commission File Number:          0-26093
                       -------------------------------------

                INTERMEDIA MARKETING SOLUTIONS, INC.
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            (Exact name of registrant as specified in its charter)


       Nevada                                                 88-0382813
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(State or other jurisdiction of incorporation or organization)
                                               (IRS Employer Identification No.)


 2001 West Sample Road, Suite 101, Pompano Beach, Florida          33064
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         (Address of principal executive offices)               (Zip Code)



                          (954) 969-1010
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           (Registrant's telephone number, including area code)


                          Not applicable
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(Former name former address and former fiscal year,if changed since last report)


   Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes  X   No
    ---    ---

As of June 5, 2002, the registrant had a total of 12,647,702 common shares outstanding.

ITEM 5.  OTHER EVENTS
Douglas Campbell was elected to the positions of President, Chief Executive Officer and Chairman of the Board of Intermedia Marketing Solutions, Inc. The company also appointed James Trainer to serve as Vice President of the Company. With the appointment of Mr. Campbell to his new positions, Mark Alfieri, the former President and Chief Executive Officer and Jack Levine, the former Vice President and Chairman of the Board of the Company, have relinquished their positions. However they will remain with the company on a day to day basis going forward and will remain on the company's board of directors. The former officers will focus on establishing long-term relationships and exploring other strategic growth options for the company, and performing other duties within. The new officers became effective May 28, 2002.










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









                   SIGNATURES


Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf on January 31, 2002 by the undersigned, hereunto duly authorized.



                                       /s/ Bradley A. Hacker
                                       ---------------------------------------
                                       Chief Financial Officer (Principal
                                       Financial and Accounting Officer)




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